SIGNATURES

Dated: March 18, 2019

PLATINUM EQUITY INVESTCO, L.P.
By: Platinum Equity Investment Holdings IC (Cayman), LLC, its general partner

By: /s/ Justin Maroldi
-----------------------------------
Name:  Justin Maroldi
Title:  Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS IC (CAYMAN), LLC

By: /s/ Justin Maroldi
-----------------------------------
Name:  Justin Maroldi
Title:  Assistant Secretary

PLATINUM EQUITY INVESTMENT HOLDINGS, LLC

By: /s/ Justin Maroldi
-----------------------------------
Name:  Justin Maroldi
Title:  Assistant Secretary

[Signature Page to Form 3]